UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 27, 2008
Date of Report (Date of Earliest Event Reported):

ABAXIS, INC.
(Exact name of registrant as specified in its charter)

California	000-19720	77-0213001
(State or other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

3240 Whipple Road
Union City, CA 94587
(Address of principal executive offices, including zip code)

(510) 675-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

On October 27, 2008, Abaxis, Inc. announced its financial results for the three and six months ended September 30, 2008 and certain other information. A copy of Abaxis’ press release announcing these financial results and certain other information is attached hereto as Exhibit 99.1.

Use of Non-GAAP Financial Measures

To supplement the financial statements presented in accordance with United States generally accepted accounting principles (GAAP), Abaxis uses non-GAAP measures of operating income per share. This non-GAAP financial presentation is not a measurement of performance under generally accepted accounting principles in the United States of America. Management uses this measure in comparing Abaxis’ operating results with historical performance and believes it provides meaningful and comparable information to management and investors to assist in their review of Abaxis’ performance relative to prior periods and its competitors.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description

99.1	Press release dated October 27, 2008 (furnished pursuant to Item 2.02).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2008

Abaxis, Inc.

By:	/s/ Alberto R. Santa Ines
Alberto R. Santa Ines
Vice President, Finance and Chief Financial Officer

Abaxis, Inc.

INDEX TO EXHIBITS

ExhibitNo.	Description

99.1	Press release dated October 27, 2008.